Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 06/08/2020 11:22 AM
Original ID: 2013-000636598
Amendment ID: 2020-002845474

Profit Corporation
Articles of Amendment

1. Corporation name:

Han Tang Technology, Inc.

2. Article number(s) One (1) is amended as follows:

***Article number(s) is not your filing ID number.** Example: 2000-000123456*

The name of the corporation shall be UAV Corp

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4. The amendment was adopted on 04/09/2020

(Date – mm/dd/yyyy)

Received
JUN - 3 2020
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]
(May be executed by Chairman of Board, President or another of its officers.)

Date: 04/20/2020
(mm/dd/yyyy)

Print Name: Brian Kistler

Title: President

Contact Person: Brian Kistler

Daytime Phone Number: 260-450-3570

Email: bkistler1956@gmail.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☑ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

Han Tang Technology, Inc.
CONSENT RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY

WHEREAS pursuant to the provisions of the Wyoming Revised Statutes, as amended (the "*Act*"), and the Articles of Incorporation and By-Laws of **Han Tang Technology**, a Wyoming corporation (the "Company"), the undersigned, being the directors of the Company and constituting the Board of Directors of the Company, hereby consent to, vote in favor of and adopt the following consent resolutions of the Board of Directors. Such Board of Directors by their respective signatures hereto do hereby waive any and all requirements for the giving of notice for and of the convening of a formal meeting of the Board of Directors.

WHEREAS Board of Directors has deemed it necessary and appropriate to change the name of the corporation to UAV Corp.; and

WHEREAS Board of Directors has deemed it necessary and appropriate to file a notice of Corporate Action with FINRA as soon as possible in order to change the name and symbol

THE FOLLOWING CONSENT RESOLUTIONS of the Board of Directors were approved by the Board of Directors effective as of the 9th day of April 2020 (the "Effective Date" herein).

1. The company shall change the name from Han Tang Technologies to UAV Corp.
2. To file a notice of Corporate Action with FINRA as soon as possible in order to change the name and symbol

Ratification of general matters

1. Ratification of authority. Any one Director of the Board of Directors or Executive Officer of the Company be and the same is hereby authorized and directed for and on behalf of the Company to do and perform all acts and things and execute and deliver all documents and take all such other steps as may be necessary or desirable to give full effect to these consent resolutions:

Dated this 9th day of April 2020

BOARD OF DIRECTORS:

William Robinson-Chairman

Michael Lawson-Director

David Dugas-Director

Brian Kistler- Director

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **UAV Corp**
Old Name: **Han Tang Technology, Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **8th** day of **June, 2020**

Secretary of State

By: Bailey Johnson

Filed Date: 06/08/2020